SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-24483

Date of Report: March 18, 2008

CHINA JUNLIAN INTEGRATED SURVEILLANCE, INC.
(Exact name of registrant as specified in its charter)
Nevada	84-1461844
(State of Other Jurisdiction of incorporation or organization)	(I.R.S.Employer Identification No.)

Citic Plaza, 233 TianHeBei Road, Room 1602B-1603, Guangzhou, P.R. China	510613
(Address of Principal Executive Offices)	(Zip Code)

86-139250 71672

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Change in Registrant’s Certifying Accountant

On March 18, 2008 the Board of Directors of China Junlian Integrated Surveillance, Inc. (“China Junlian Integrated Surveillance”) dismissed Shu Lun Pan Yangcheng Certified Public Accountants Co., Ltd.  (“Shu Lun Pan”) from its position as China Junlian Integrated Surveillance’s principal independent accountant.

Shu Lun Pan did not report on any of China Junlian Integrated Surveillance’s financial statements.   Shu Lun Pan did not, during the applicable periods, advise China Junlian Integrated Surveillance of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-B.

China Junlian Integrated Surveillance and Shu Lun Pan have not, during China Junlian Integrated Surveillance’s two most recent fiscal years or any subsequent period through the date of dismissal, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Shu Lun Pan’s satisfaction, would have caused Shu Lun Pan to make reference to the subject matter of the disagreement in connection with its reports.

China Junlian Integrated Surveillance has requested Shu Lun Pan to furnish a letter addressed to the Securities Exchange Commission stating whether or not Shu Lun Pan agrees with the statements in this 8-K.  A copy of such letter dated March 18, 2008 is filed as exhibit 16 to this 8-K.

On March 18, 2007 China Junlian Integrated Surveillance retained the firm of Brock, Schechter & Polakoff, LLP to audit China Junlian Integrated Surveillance’ financial statements for the year ended December 31, 2007.  At no time during the past two fiscal years or any subsequent period did China Junlian Integrated Surveillance consult with Brock, Schechter & Polakoff, LLP regarding any matter of the sort described above with reference to Shu Lun Pan, any issue relating to the financial statements of China Junlian Integrated Surveillance, or the type of audit opinion that might be rendered for China Junlian Integrated Surveillance.

Item 9.01

Financial Statements and Exhibits

Exhibits

16.

Letter from Shu Lun Pan Yangcheng Certified Public Accountants Co., Ltd. dated March 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 21, 2008

CHINA JUNLIAN INTEGRATED SURVEILLANCE, INC.

By: /s/ Yuan Gang

     Yuan Gang, President